UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 26, 2007

Micrus Endovascular Corporation
(Exact name of registrant as specified in its charter)
000-51323
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	23-2853441 (I.R.S. Employer Identification No.)
821 Fox Lane
San Jose, California 95131
(Address of principal executive offices, including zip code)
(408) 433-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry Into a Material Definitive Agreement.
In July 2007, we announced that we signed a letter of intent to acquire the rights to a revascularization technology for the treatment of ischemic stroke from ReVasc Technologies Inc. (“ReVasc”), a wholly-owned subsidiary of the Cleveland Clinic Foundation (“The Cleveland Clinic”). On October 26, 2007, we entered into a Stock Purchase Agreement (the “Agreement”) with The Cleveland Clinic and ReVasc pursuant to which we acquired all of the outstanding stock of ReVasc from The Cleveland Clinic for an aggregate up-front purchase price of $1 million. Pursuant to the Agreement, we also agreed to pay The Cleveland Clinic up to an additional $5 million in payments upon the achievement of certain milestones set forth in the Agreement, provided that we are obligated to make minimum milestone payments of at least $2 million to The Cleveland Clinic upon the third anniversary of the closing of the acquisition.
ReVasc is party to a license agreement with The Cleveland Clinic (the “License Agreement”) pursuant to which The Cleveland Clinic granted ReVasc an exclusive license to its revascularization technology for the treatment of ischemic stroke. In connection with the acquisition, the parties amended the License Agreement to provide, among other matters, for the payment to The Cleveland Clinic of certain royalties for sales of products based on the technology subject to the License Agreement. As soon as practicable following the acquisition, we intend to merge ReVasc into Micrus. Following such merger, Micrus will become the direct recipient of the license of the revascularization technology from The Cleveland Clinic under the License Agreement.
Safe Harbor Statement
This Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future payments in connection with the acquisition of the ReVasc stock and future royalty payments pursuant to the License Agreement. These statements are based on the current expectations or beliefs of our management, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to (1) changes in economic, business, competitive, technological and/or regulatory factors, (2) failure to achieve the milestones in the Agreement and (3) other factors affecting the operation of the business of us and ReVasc. These and other risks are detailed from time to time in our periodic reports that are filed with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the quarter ended June 30, 2007 and subsequent current reports on Form 8-K. We are under no obligation to, and expressly disclaim any such obligation to, update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRUS ENDOVASCULAR CORPORATION (Registrant)
Date: November 1, 2007	By:	/s/ Robert A. Stern
Robert A. Stern
President, Chief Operating Officer and Secretary